FOR IMMEDIATE RELEASE

Contact:

Richard D. Callicutt II

President and Chief Executive Officer

BNC Bancorp

(336) 869-9200

BNC Bancorp CEO Rick Callicutt Discusses Recent Transaction Announcements

BNC Announces Two Merger Transactions, Further Expanding Bank of North Carolina’s Presence in the Charlotte and Triangle Areas of North Carolina

HIGH POINT, NC – December 18, 2013 – BNC Bancorp (NASDAQ: BNCN), the parent company of Bank of North Carolina (“BNC” or “the Bank”), today announced that it has signed an Agreement and Plan of Merger with both South Street Financial Corporation, the parent company of Home Savings Bank, FSB in Albemarle, North Carolina (“South Street”), and Community First Financial Group, Inc. (“Community First”), the parent company of Harrington Bank, FSB in Chapel Hill, North Carolina. These two transactions provide approximately $275 million and $228 million in assets in the Metro-Charlotte market and the Raleigh-Durham-Chapel Hill market, respectively.

Commenting on these two transactions, BNC Bancorp President and CEO, Rick Callicutt, said, “The acquisition announcement this morning of both Home Savings Bank and Harrington Bank continue to demonstrate Bank of North Carolina’s commitment to growing shareholder and franchise value in the Carolinas. Each of these opportunities provides access to a larger base of very loyal customers that will enjoy a wider range of financial products and services while maintaining a culture of delivering service at a level that has separated the BNC franchise from our competitors.

Both companies are important additions with different dynamics that address BNC’s long term strategy of building one of the premier franchises in the Carolinas and Virginia. These acquisitions provide a means to put the organization more on balance relative to core funding and asset diversification. A strategy that is important to the longer term earnings growth of our combined companies.”

Callicutt continued, “The depth of our infrastructure combined with our experienced project management staff will support both transactions from now through the core conversion process, product training and employee development. We have had in-depth conversations with our regulatory partners and feel confident that we will be able to achieve necessary approvals for each transaction. Current capital levels and earnings power built into BNC will provide the necessary capital to support both acquisitions, as well as planned organic growth, now and into the foreseeable future. We plan to have both organizations fully integrated by the end of the third quarter of 2014, with the combinations expected to drive an additional 12%+ in earnings per share in 2015.”

Closing of the mergers, which are subject to regulatory approval, customary closing conditions and the approval of both South Street and Community First shareholders, is expected to occur in the second quarter of 2014. Further information on the terms of these pending transactions will be included in a Form 8-K to be filed by BNC Bancorp with the Securities and Exchange Commission (“SEC”) and is available at http://www.bncdeliversmore.com/investorpresentation.

BNC Bancorp and its subsidiary, Bank of North Carolina, were advised by Sandler O’Neill & Partners, LLP, New York, NY, in connection with the Community First transaction and Sandler O’Neill & Partners, LLP provided strategic advice on both transactions. Banks Street Partners, LLC, Atlanta, GA, served as financial advisor to BNC Bancorp in connection with the South Street transaction. Womble Carlyle Sandridge & Rice, LLP, Atlanta, GA, served as legal advisor to BNC Bancorp on both the Community First and South Street transactions.

Forward Looking Statements

The press release contains forward-looking statements relating to the financial condition and business of BNC and its subsidiary, Bank of North Carolina. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following that may diminish the expected benefits of the merger: (i) ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by South Street and Community First shareholders, on the expected terms and schedule; (ii) general economic or business conditions in the Greensboro-High Point, Raleigh-Durham-Chapel Hill and Charlotte MSAs; (iii) greater than expected costs or difficulties related to the integration of each subsidiary bank; (iv) unexpected deposit attrition, customer loss or revenue loss following the mergers, and (v) the failure to retain or hire key personnel. Additional factors affecting BNC and Bank of North Carolina are discussed in BNC's filings with the SEC, including its most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. You may review BNC's SEC filings at www.sec.gov. BNC does not undertake a duty to update any forward-looking statements made in this press release.

About BNC Bancorp and Bank of North Carolina

BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with approximately $3.7 billion in assets after the combination of the two institutions highlighted above.  Bank of North Carolina currently provides banking and financial services to individuals and businesses through its 39 full-service banking offices in North and South Carolina, which will grow to 46 after the combination of Home Savings and Harrington Bank.  Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is quoted in the NASDAQ Capital Market under the symbol "BNCN."

About South Street

South Street is headquartered in Albemarle, N.C. Through Home Savings Bank, South Street provides a full range of banking services to customers in Stanly County, N.C. and the surrounding counties. Its philosophy is to serve the customers in its communities as a local community bank and to meet their home mortgage, small business and personal retail banking needs. For more information, visit www.homesavingsbank.org.

About Community First

Community First is headquartered in Chapel Hill, N.C. Through Harrington Bank, Community First provides a full range of banking services to customers in Chapel Hill and Durham, NC and the surrounding communities. Its philosophy is to serve the customers in its communities as a local community bank and to meet their home mortgage, small business and personal retail banking needs. For more information, visit www.harringtonbank.com.

Additional Information

In connection with each proposed merger, BNC Bancorp will file with the SEC a Registration Statements on Form S-4 that will include a Proxy Statement of Community First or South Street and a Prospectus of BNC Bancorp, as well as other relevant documents concerning each proposed transaction. SHAREHOLDERS ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENTS AND THE PROXY STATEMENT/PROSPECTUS REGARDING EACH PROPOSED MERGER WHEN EACH BECOMES AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING EACH PROPOSED MERGER. A free copy of each Proxy Statement/Prospectus, as well as other filings containing information about BNC Bancorp, may be obtained after their filing at the SEC’s Internet site (http://www.sec.gov) in addition, free copies of documents filed by BNC Bancorp with the SEC may be obtained on the BNC Bancorp website at www.bncbancorp.com.

BNC Bancorp and each of Community First and South Street and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from each of Community First’s, and South Street’s shareholders in connection with each respective transaction. Information about the directors and executive officers of BNC Bancorp and each of Community First and South Street and information about other persons who may be deemed participants in each solicitation will be included in each respective proxy Statement/Prospectus. Information about BNC Bancorp's executive officers and directors can be found in BNC Bancorp’s definitive proxy statement in connection with its 2013 Annual Meeting of Shareholders filed with the SEC on April 16, 2013. Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding each proposed merger when each becomes available. You may obtain free copies of each document as described in the preceding paragraph.